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                                                                    EXHIBIT 3.55


                            ARTICLES OF INCORPORATION

                                       OF

                       MIDWEST SPLICING & ACTIVATION, INC.

         The undersigned, being of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A, Minnesota Statutes, and laws amendatory thereof and supplementary thereto, hereby creates a body corporate and adopts the following Articles of Incorporation:

                                    ARTICLE 1

                                      NAME

         The name of the corporation is Midwest Splicing & Activation, Inc.

                                    ARTICLE 2

                                REGISTERED OFFICE

         The address of the registered office of the corporation is 6611 E. Concord Blvd., Inver Grove Heights, MN 55076.

                                    ARTICLE 3

                                PURPOSES AND TERM

         The corporation shall have general business purposes and shall have perpetual existence.

                                    ARTICLE 4

                                     SHARES

         The shares of capital stock of the corporation shall be subject to the following:

         4.1 The corporation is authorized to issue 100,000 shares of One Dollar ($1.00) per share par value capital stock, to be held, sold, and paid for at such times and in such manner as the Board of Directors may, from time to time, determine in accordance with the laws of the State of Minnesota.

         4.2 Unless otherwise established by the Board of Directors, all shares of the corporation are common shares entitled to vote and shall be of one class and one series having equal rights and preferences in all matters. Unless otherwise provided in these Articles, or Bylaws of the corporation, or in the terms of the shares, a common shareholder has one (1) vote for each share held.

         4.3 The Board of Directors shall have the power to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.

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         4.4      The shareholders of the corporation shall have preemptive
                  rights, unless with respect to some or all of the authorized and unissued shares, the Board of Directors modifies the preemptive rights of the shareholders.

         4.5 Cumulative voting by shareholders of the corporation for directors shall not be permitted.

                                    ARTICLE 5

                                  INCORPORATOR

         The name and address of the person acting as incorporator of this corporation is as follows:

                                David W. Janssen
                               1990 - 8th Avenue
                               Newport, MN 55055

                                    ARTICLE 6

                              AMENDMENT OF ARTICLES

         The shareholder vote required for adoption of an amendment to these Articles of Incorporation shall be the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a shareholders' meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                                    ARTICLE 7

                               FUNDAMENTAL CHANGES

         In any of the following types of actions or transactions with respect to which the law requires a vote of the outstanding shares of the corporation, the affirmative vote of a majority of the shares entitled to vote shall be sufficient to authorize the action or transaction:

         7.1      A merger with any other corporation or corporations;

         7.2 An exchange of one or more classes or series of shares of the corporation for the shares of one or more classes or series of one or more other corporations;

         7.3 The sale, lease, transfer or other disposition of all or substantially all of its property and assets, including good will.

         7.4      The voluntary dissolution of the corporation.

                                    ARTICLE 8

                               BOARD OF DIRECTORS

         8.1 The first Board of Directors of the corporation, which shall serve until the first meeting of shareholders shall consist of the following person:


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                                David W. Janssen
                                1900 - 8th Avenue
                                Newport, MN 55055

         8.2 Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

                                    ARTICLE 9

                               DIRECTOR LIABILITY

         Members of the corporation's Board of Directors shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director except for liability for actions specifically stated in Minnesota Statutes Section 302.251, Subd. 4(a) through (e).

         IN WITNESS WHEREOF, I have subscribed my name this _____ day of January, 1995.


                                                   INCORPORATOR:


                                                   /s/ DAVID W. JANSSEN
                                                   ----------------------------
                                                   David W. Janssen

STATE OF MINNESOTA  )
                    )  ss:
COUNTY OF RAMSEY    )

         The foregoing instrument was acknowledged before me this 5th day of January, 1995, David W. Janssen.




                                             /s/ KENNETH J. ROHLEDER
                                             -------------------------------
                                             Notary Public


                                                          [NOTARY STAMP]

                                                             [STAMP]


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                          MINNESOTA SECRETARY OF STATE


[SEAL]

                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

      Please read the instructions on the back before completing this form.


1.       Entity Name:

         Midwest Splicing & Activation, Inc.
        ------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE


        3810 Dunlap Street North             Arden Hills     MN       55112
        ------------------------------------------------------------------------
                Street                         City         State    Zip Code

3. Registered Agent (Registered agents are required for foreign entities but optional for MINNESOTA entities):


        Charles A. Plouff
        ------------------------------------------------------------------------
        If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE ENTITY NAME.


In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity's registered office and/or agent as listed above.


I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.


----------------------------------------
     Signature of Authorized Person
          Charles A. Plouff

Name and Telephone Number of a Contact Person: Kenneth J. Rohleder (651)642-2600
                                              ----------------------------------
                                                    please print legibly

         FILING FEE: MINNESOTA CORPORATIONS, COOPERATIVES AND LIMITED LIABILITY
         COMPANIES: $35.00.

                       NON-MINNESOTA CORPORATIONS: $50.00.

                    Make checks payable to SECRETARY OF STATE

                    RETURN TO: MINNESOTA SECRETARY OF STATE
                             180 STATE OFFICE BLDG.
                              100 CONSTITUTION AVE.
                             ST. PAUL, MN 55155-1299
                                  (651)296-2803


                                                            [STAMP]